Exhibit 3.1.1

Articles of Merger

(Pursuant to NRS Chapter 92A)

1)

Name and jurisdiction of organization of each constituent entity (NRS 92A.200):

      .

If there are more than four merging entities, check box and attach an 8 ½” x 11” blank sheet containing the required information for each additional entity from article one.

Friendly Auto Dealers, Inc.
Name of merging entity

Nevada	Corporation
Jurisdiction	Entity type

Splint Decisions Inc.
Name of merging entity

California	Corporation
Jurisdiction	Entity type

Name of merging entity

Jurisdiction	Entity type

Name of merging entity

Jurisdiction	Entity type
and

Therapeutic Solutions International, Inc.
Name of surviving entity

Nevada	Corporation
Jurisdiction	Entity type

2)

Forwarding address where copies of process may be sent by the Secretary of State of Nevada (if a foreign entity is the survivor of the merger – NRS 9A.190):

Attn:

Tad Mailander

c/o:

Mailander Law Office, Inc.

835 5th Avenue, Suite 312

San Diego, California 92101

3)

Choose one:

  X .

The undersigned declares that a plan of merger has been adopted by each constituent entity (NRS 92A.200).

      .

The undersigned declares that a plan of merger has been adopted by the parent domestic entity (NRS 92A.180).

4)

Owner’s approval (NRS 92A.200) (options a, b or c must be used, as applicable, for each entity):

      .

If there are more than four merging entities, check box and attach an 8 ½” x 11” blank sheet containing the required information for each additional entity from the appropriate section of article four.

(a)

Owner’s approval was not required from

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable
and, or:

Name of surviving entity, if applicable

(b)

The plan was approved by the required consent of the owners of:

Friendly Auto Dealers, Inc.
Name of merging entity, if applicable

Splint Decisions Inc.
Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable
and, or:

Therapeutic Solutions International, Inc.
Name of surviving entity, if applicable

(c)

Approval of plan of merger for Nevada non-profit corporation (NRS 92A.160):

The plan of merger has been approved by the directors of the corporation and by each public officer or other person whose approval of the plan of merger is required by the articles of incorporation of the domestic corporation.

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable
and, or:

Name of surviving entity, if applicable

5)

Amendments, if any, to the articles or certificate of the surviving entity.  Provide article numbers, if available. (NRS 92A.200):

Article 1 has been changed to amend the name of the Company from Friendly Auto Dealers, Inc., to Therapeutic Solutions International, Inc.

Article 2 has been changed to increase the number of shares with par value from 75,000,000 to 705,000,000.

6)

Location of Plan of Merger (check a or b):

      .

(a) The entire plan of merger is attached;

or,

  X .

(b) The entire plan of merger in on file at the registered office of the surviving corporation, limited-liability company or business trust, or at the records office address if a limited partnership, or other place of business of the surviving entity (NRS 92A.200).

7)

Effective date (optional):

8)

Signatures

Friendly Auto Dealers, Inc.
Name of merging entity

X /s/ Gerry Berg	President	2/21/2011
Signature	Title	Date

Splint Decisions Inc.
Name of merging entity

X /s/ Tim G. Dixon	President	2/21/2011
Signature	Title	Date

Name of merging entity

X
Signature	Title	Date

Name of merging entity

X
Signature	Title	Date
and,

Therapeutic Solutions International, Inc.
Name of surviving entity

X /s/ Gerry Berg	President	2/21/2011
Signature	Title	Date